UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: June 9, 2016

(Date of Earliest Event Reported)

HARMONIC INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25826	77-0201147
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

4300 North First Street

San Jose, CA 95134

(408) 542-2500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”) at 9:00 a.m. PDT on Thursday, June 9, 2016, at the Company’s corporate headquarters located at 4300 North First Street, San Jose, CA 95134. As of April 15, 2016, the record date for the 2016 Annual Meeting, there were 77,317,350 shares of common stock issued and outstanding. A quorum of 72,019,815 shares of common stock was present or represented at the 2016 Annual Meeting. All matters submitted to a vote of the Company’s stockholders at the 2016 Annual Meeting were approved. Those matters were as follows:

1.	Stockholders elected seven (7) directors to serve until the earlier of the 2017 Annual Meeting of Stockholders or until their successors are elected and duly qualified.

NAME	FOR	WITHHELD	BROKER NO VOTE
Patrick J. Harshman	55,439,027	2,329,385	14,251,403
Patrick Gallagher	55,446,135	2,322,277	14,251,403
E. Floyd Kvamme	55,098,164	2,670,248	14,251,403
Mitzi Reaugh	55,442,622	2,325,790	14,251,403
William F. Reddersen	55,141,704	2,626,708	14,251,403
Susan G. Swenson	52,675,050	5,093,362	14,251,403
Nikos Theodosopoulos	55,437,780	2,330,632	14,251,403

2.	Stockholders approved, on an advisory basis, the compensation of the named executive officers.

FOR	AGAINST	ABSTAIN	BROKER NO VOTE
56,661,897	937,517	168,998	14,251,403

3.	Stockholders approved an amendment to the Company’s 2002 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder by 1,500,000 shares.

FOR	AGAINST	ABSTAIN	BROKER NO VOTE
56,453,890	1,261,605	52,917	14,251,403

4.	Stockholders approved an amendment to the Company’s 1995 Stock Plan to increase the number of shares of common stock reserved for issuance thereunder by 2,000,000 shares.

FOR	AGAINST	ABSTAIN	BROKER NO VOTE
51,201,519	6,516,887	50,006	14,251,403

5.	Stockholders ratified the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016.

FOR	AGAINST	ABSTAIN
71,335,305	536,220	148,290

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMONIC INC.

Date: June 10, 2016

By:	/s/ Timothy C. Chu
Timothy C. Chu General Counsel, SVP HR and Corporate Secretary

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